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                                                                     EXHIBIT 3.6



                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


BofI.com Holding, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware ("DGCL"),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of BofI.com Holding, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the article thereof numbered "Article I" so that, as amended, said Article I shall be and read as follows:

         The name of the corporation is "BofI Holding, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 229 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the DGCL.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Andrew J. Micheletti, an Authorized Officer, this 24 day of February, A.D. 2003.


                                               BofI.com Holding, Inc.


                                               By: /s/ Andrew J. Micheletti
                                                   -----------------------------
                                                       Andrew J. Micheletti
                                               Title:  Vice President and
                                                       Chief Financial Officer